Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mavenir Systems, Inc.

Richardson, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 21, 2014, relating to the consolidated financial statements of Mavenir Systems, Inc. and its subsidiaries, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ BDO USA, LLP
Dallas, Texas
July 15, 2014